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                                   PROXY CARD

                       Internet Communications Corporation

                 Special Meeting of Shareholders July [__], 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Thomas C. Galley and T. Timothy Kershisnik and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below, on all proposals and in the direction of the proxies on such other matters as may properly come before the special meeting of shareholders of Internet Communications Corporation to be held on July [__], 2000 or any adjournment(s), postponement(s), or other delay(s) thereof, all shares of stock of the Company to which the undersigned is entitled to vote at the special meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Proposal #1:

Proposal to approve and adopt the Agreement and Plan of               / / FOR             / / AGAINST           / / ABSTAIN
Merger, dated March 17, 2000, by and among RMI.NET, Inc.,
Internet Acquisition Corporation and Internet
Communications and, therefore, to approve the merger of
Internet Acquisition Corporation with and into Internet
Communications (with Internet Communications being the
surviving corporation and a wholly owned subsidiary of RMI)
in accordance with the terms of the Agreement and Plan of Merger.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address:                                    Date:
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                                            Signature(s) in Box

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                                            appear(s) on your stock
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                                            name of the corporation and the
                                            title of the authorized officer
                                            signing this proxy card.